Vestis Reports Fourth Quarter and Fiscal 2024 Results
Provides Fiscal 2025 Guidance

Fiscal 2024 Results

•Revenue of $2.8 billion
•Operating Income of $158 million or 5.6% of revenue
•Adjusted EBITDA of $353 million or 12.6% of revenue
•Operating Cash Flow of $472 million, up 83.6% year-over-year
•Free Cash Flow of $165 million, up 13.2% year-over-year
•Net leverage was 3.62x at the end of fiscal 2024 versus 3.95x at the end of fiscal 2023
•Net debt was $1.3 billion at the end of fiscal 2024, a decline of $319 million versus the end of fiscal 2023

ATLANTA, GA, November 21, 2024 – Vestis Corporation (NYSE: VSTS), a leading provider of uniforms and workplace supplies, today announced its results for the fourth quarter and fiscal year ended September 27, 2024. The company also provided its outlook for fiscal year 2025.

Management Commentary

“We ended the year with solid fourth quarter results that were in-line with our expectations for revenue and ahead of our expectations for Adjusted EBITDA,” said Kim Scott, President and CEO.

“As we move into 2025, I am excited about the commercial momentum that is building across Vestis, the progress we are making executing against our efficient operations initiatives, and the way our organization has embraced our mission to deliver a best-in-class customer experience. As a result, we expect both revenue and Adjusted EBITDA to grow on an underlying basis in Fiscal 2025 as we continue to deliver against our strategic priorities.”

Fiscal Year 2024 Financial Summary

This press release contains non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

($ in millions)	Consolidated
	Fiscal Year Ended
	September 27, 2024	September 29, 2023	Change
Revenue	$2,805.8	$2,825.3	(0.7)%
Operating Income	158.0	217.9	(27.5)%
Adjusted Operating Income	238.1	293.7	(18.9)%
Net Income	21.0	213.2	(90.2)%
Adjusted EBITDA	352.9	404.0	(12.6)%
Adjusted EBITDA Margin	12.6%	14.3%	(170 bps)

Vestis’ fiscal 2024 revenue decreased 0.7% versus fiscal 2023. Excluding the impact of foreign currency, Vestis’ revenue decreased 0.6%.

Fiscal 2024 adjusted EBITDA margin declined by 170 basis points, which included an approximately 65 basis point impact from higher public company costs as compared to the prior year. The net effect of lower volumes, higher net energy costs (net of the elimination of the prior year temporary energy fee), and higher public company costs outweighed the favorable impact of pricing compared to the prior year.

Fourth Quarter 2024 Financial Summary

This press release contains non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

($ in millions)	Consolidated
	Three Months Ended
	September 27, 2024	September 29, 2023	Change
Revenue	$684.3	$715.9	(4.4)%
Operating Income	29.8	57.8	(48.4)%
Adjusted Operating Income	51.7	84.5	(38.8)%
Net Income	(2.3)	94.0	(102.5)%
Adjusted EBITDA	80.5	112.8	(28.6)%
Adjusted EBITDA Margin	11.8%	15.8%	(400 bps)

Vestis’ fourth quarter fiscal 2024 revenue decreased 4.4% versus the fourth quarter of fiscal 2023. Excluding the impact of foreign currency, Vestis’ revenue decreased 4.3%.

Fourth quarter fiscal 2024 adjusted EBITDA margin declined by 400 basis points, which included an approximately 75 basis point impact from higher public company costs as compared to the prior year. The margin decline was primarily attributable to lower net volumes and lower pricing from the erosion of price increases that favorably impacted the fourth quarter of fiscal 2023.

Balance Sheet and Cash Flow

Vestis’ net cash provided by operating activities of $471.8 million for fiscal year 2024 increased 83.6% relative to fiscal year 2023. Free cash flow of $165.2 million for fiscal year 2024 decreased 13.2% relative to fiscal year 2023.

As of September 27, 2024, total principal debt outstanding was $1.16 billion, which represents a $337.5 million reduction in fiscal 2024 of which $298.0 million was voluntarily prepaid at the time of payment. Net leverage was 3.62x at the end of fiscal 2024 compared to 3.95x at the end of fiscal 2023.

Vestis Enters into $250 Million Accounts Receivable Securitization Facility

On August 2, 2024, certain wholly-owned subsidiaries of Vestis entered into a three-year $250 million accounts receivable securitization facility (the “A/R Facility”). Under the A/R Facility, these subsidiaries transfer accounts receivable and certain related assets to VS Financing, LLC, a bankruptcy remote special purpose entity formed as a wholly-owned subsidiary, who in turn, may sell the receivables to a financial institution. The net proceeds from the initial trade receivables sold under the A/R Facility were used to repay a portion of the outstanding borrowings under the existing term loans.

Declaration of Quarterly Dividend

The company’s Board of Directors declared a quarterly cash dividend of $0.035 per common share payable on January 6, 2025 to shareholders of record at the close of business on December 13, 2024.

Fiscal Year 2025 Outlook

The Company expects fiscal 2025 revenue to be in the range of $2.8 billion to $2.83 billion and fiscal 2025 Adjusted EBITDA to be in the range of $345 million to $360 million.

The Company’s fiscal 2025 guidance is provided on a normalized 52-week fiscal year basis. Fiscal 2025 reported financials will include the impact of a 53rd week, with the extra week impacting the fourth quarter.

The Company’s strategic imperatives include disciplined capital allocation with deleveraging as a priority. The Company continues to expect strong free cash flow conversion and anticipate a ratio of free cash flow to Adjusted EBITDA of approximately 50%.

Forward Looking Non-GAAP Information

This release includes certain non-GAAP financial information that is forward-looking in nature, including without limitation adjusted EBITDA margin. Vestis believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require Vestis to predict the timing and likelihood of among other things future acquisitions and divestitures, restructurings, asset impairments, other charges and other factors not within Vestis’ control. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP measures are not provided. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. The estimates of revenue growth for fiscal year 2025 and adjusted EBITDA margin for fiscal year 2025 do not attempt to forecast currency fluctuations and, accordingly, reflect an assumption of constant currency.

Conference Call Information
Vestis will host a webcast to discuss its fiscal fourth quarter 2024 results and outlook on Thursday, November 21, 2024 at 8:30 AM ET. The webcast can be accessed live through the investor relations section of the Company’s website at www.vestis.com. Additionally, a slide presentation will accompany the call and will also be available on the Company’s website. A replay of the live event will be available on the Company’s website shortly after the call for 90 days.

About Vestis™
Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts of future operations and financial performance and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. In some cases, forward-looking statements can be identified by words such as “outlook,” “anticipate,” “continue,” “estimate,” “expect,” “will be,” “believe,” “opportunity,” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; competition in our industry; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; our leverage; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; stakeholder expectations relating to environmental, social and governance considerations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law

Investors
Michael Aurelio, CFA
470-571-3154
michael.aurelio@vestis.com

Media
Danielle Holcomb
470-716-0917
danielle.holcomb@vestis.com

VESTIS CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Revenue	$684,281	$715,901	$2,805,820	$2,825,286
Operating Expenses:
Cost of services provided (exclusive of depreciation and amortization)	487,315	490,072	1,989,872	1,970,215
Depreciation and amortization	35,281	34,792	140,781	136,504
Selling, general and administrative expenses	131,909	133,262	517,216	500,658
Total Operating Expenses	654,505	658,126	2,647,869	2,607,377
Operating Income	29,776	57,775	157,951	217,909
Gain on Sale of Equity Investment, net	—	(51,831)	—	(51,831)
Interest Expense, net	29,848	786	126,563	2,109
Other Expense (Income), net	1,199	(508)	(642)	(2,099)
Income Before Income Taxes	(1,271)	109,328	32,030	269,730
Provision for Income Taxes	1,027	15,356	11,060	56,572
Net (Loss) Income	$(2,298)	$93,972	$20,970	$213,158

Earnings per share:
Basic	$(0.02)	$0.72	$0.16	$1.63
Diluted	$(0.02)	$0.72	$0.16	$1.63
Weighted Average Shares Outstanding(1):
Basic	131,566	130,725	131,506	130,725
Diluted	131,566	130,725	131,787	130,725
__________________
(1) During the fourth quarter and fiscal year ended September 29, 2023, Vestis was not a publicly traded company, and therefore, did not have available or issued shares of common stock outstanding. In accordance with United States Generally Accepted Accounting Principles, the Company elected to use the number of shares of common stock distributed to shareholders of Aramark upon the separation of Vestis from Aramark as the weighted average shares outstanding to calculate earnings per share on the combined results during the fourth quarter and fiscal year ended September 29, 2023.

VESTIS CORPORATION
CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	September 27, 2024	September 29, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$31,010	$36,051
Receivables (net of allowances: $19,804 and $25,066)	177,271	392,916
Inventories, net	164,913	174,719
Rental merchandise in service, net	396,094	399,035
Other current assets	18,101	17,244
Total current assets	787,389	1,019,965
Property and Equipment, at cost:
Land, buildings and improvements	590,972	585,797
Equipment	1,168,142	1,110,812
	1,759,114	1,696,609
Less - Accumulated depreciation	(1,088,256)	(1,032,078)
Total property and equipment, net	670,858	664,531
Goodwill	963,844	963,543
Other Intangible Assets, net	212,773	238,608
Operating Lease Right-of-use Assets	73,530	57,890
Other Assets	223,993	212,587
Total Assets	$2,932,387	$3,157,124
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$—	$26,250
Current maturities of financing lease obligations	31,347	27,659
Current operating lease liabilities	19,886	19,935
Accounts payable	163,054	134,498
Accrued payroll and related expenses	96,768	113,771
Accrued expenses and other current liabilities	145,047	73,412
Total current liabilities	456,102	395,525
Long-Term Borrowings	1,147,733	1,462,693
Noncurrent Financing Lease Obligations	115,325	105,217
Noncurrent Operating Lease Liabilities	66,111	46,084
Deferred Income Taxes	191,465	217,647
Other Noncurrent Liabilities	52,600	52,598
Total Liabilities	2,029,336	2,279,764
Equity:
Common stock, par value $0.01 per share, 350,000,000 shares authorized, 131,481,967 shares issued and outstanding as of September 27, 2024	1,315	—
Additional paid-in capital	928,082	—
Retained earnings	2,565	—
Net parent investment	—	908,533
Accumulated other comprehensive loss	(28,911)	(31,173)
Total Equity	903,051	877,360
Total Liabilities and Equity	$2,932,387	$3,157,124

VESTIS CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 27, 2024	September 29, 2023
Net cash provided by operating activities	$471,788	$256,977
Cash flows from investing activities:
Purchases of property and equipment and other	(78,905)	(77,870)
Proceeds from disposals of property and equipment	5,269	11,180
Proceeds from sale of equity investment	—	51,869
Other investing activities	—	75
Net cash used in investing activities	(73,636)	(14,746)
Cash flows from financing activities:
Proceeds from long-term borrowings	798,000	1,500,000
Payments of long-term borrowings	(1,137,500)	—
Payments of financing lease obligations	(30,608)	(27,601)
Dividend payments	(13,801)	—
Debt issuance costs	(11,134)	(13,749)
Other financing activities	(1,881)	—
Net cash distributions to Parent	(6,051)	(1,688,919)
Net cash used in financing activities	(402,975)	(230,269)
Effect of foreign exchange rates on cash and cash equivalents	(218)	353
Increase (Decrease) in cash and cash equivalents	(5,041)	12,315
Cash and cash equivalents, beginning of period	36,051	23,736
Cash and cash equivalents, end of period	$31,010	$36,051

Non-GAAP Definitions
This release could include certain non-GAAP financial measures, such as Adjusted Revenue Growth (Organic), Adjusted Revenue (Organic), Adjusted Revenue Growth excluding Temporary Energy Fee, Adjusted Revenue excluding Temporary Energy Fee, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Leverage and Free Cash Flow to Adjusted EBITDA Ratio. Vestis utilizes these measures when monitoring and evaluating operating performance. The non-GAAP financial measures presented herein are supplemental measures of Vestis’ performance that Vestis believes help investors because they enable better comparisons of Vestis’ historical results and allow Vestis’ investors to evaluate its performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. Vestis’ presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Vestis’ results as reported under U.S. GAAP. Because of their limitations, these non-GAAP financial measures should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or that will be available to Vestis to meet its obligations. Vestis compensates for these limitations by using these non-GAAP financial measures along with other comparative tools, together with U.S. GAAP financial measures, to assist in the evaluation of operating performance. You should not consider these measures as alternatives to revenue, operating income, operating income margin, net income, net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. Vestis believes that these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures which exclude non-cash or other items that may not be indicative of or are unrelated to Vestis’ core operating results and the overall health of Vestis. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Adjusted Revenue Growth (Organic)
Adjusted Revenue Growth (Organic) measures our revenue growth trends excluding the impact of acquisitions and foreign currency, and we believe it is useful for investors to understand growth through internal efforts. We define “organic revenue growth” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue Growth excluding Temporary Energy Fee
We define “adjusted revenue growth excluding temporary energy fee” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable and (iv) the impact of the temporary energy fee, when applicable. We believe it is useful for investors to understand growth through internal efforts.

Adjusted Revenue excluding Temporary Energy Fee
Adjusted Revenue excluding Temporary Energy Fee represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable, and (iv) the impact of the temporary energy fee, when applicable.

Adjusted Operating Income
Adjusted Operating Income represents Operating Income adjusted for Amortization Expense of Acquired Intangibles; Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Related Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week, when applicable; and Gain, Losses, Settlements and Other Items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted Operating Income Margin
Adjusted Operating Income Margin represents Adjusted Operating Income as a percentage of Revenue.

Adjusted EBITDA
Adjusted EBITDA represents Net Income adjusted for Provision for Income Taxes; Interest Expense and Other, net; and Depreciation and Amortization (EBTIDA), further adjusted for Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week (when applicable); Gains, Losses, Settlements; and other items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Revenue.

Free Cash Flow
Free Cash Flow represents Net cash provided by operating activities adjusted for Purchases of Property and Equipment and Other and Disposals of property and equipment, and A/R Facility Adjustment.

Net Debt
Net Debt represents total principal debt outstanding and finance lease obligations, less cash and cash equivalents.

Net Leverage
Net Leverage represents Net Debt divided by Adjusted EBITDA.

Free Cash Flow to Adjusted EBITDA Ratio
Free Cash flow to Adjusted EBITDA Ratio represents Free Cash Flow as a percentage of Adjusted EBITDA.

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	September 27,	September 29,	September 27,	September 29,	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023	2024	2023	2024	2023
Revenue (as reported)	$623.8	$654.3	$60.5	$61.6			$684.3	$715.9
Effect of Currency Translation on Current Year Revenue	—	—	1.1	—			1.1	—
Adjusted Revenue (Organic)	$623.8	$654.3	$61.6	$61.6			$685.4	$715.9
Revenue Growth (as reported)	(4.7)%	5.0%	(1.8)%	2.7%			(4.4)%	4.8%
Adjusted Revenue Growth (Organic)	(4.7)%	5.0%	—%	5.5%			(4.3)%	5.0%

Operating Income (as reported)	$54.9	$87.7	$1.4	$3.5	$(26.5)	$(33.4)	$29.8	$57.8
Amortization Expense	6.4	6.4	—	0.1	—	—	6.4	6.5
Share-Based Compensation	—	—	—	—	3.0	2.9	3.0	2.9
Severance and Other Charges	3.6	0.2	0.1	—	—	—	3.7	0.2
Separation Related Charges	—	—	—	—	4.2	18.2	4.2	18.2
Management Fee	1.2	(1.8)	(1.2)	1.8	—	—	—	—
Gain, Losses, and Settlements	3.5	(1.1)	—	—	1.1	—	4.6	(1.1)
Total Operating Income Adjustments	$14.7	$3.7	$(1.1)	$1.9	$8.3	$21.1	$21.9	$26.7
Adjusted Operating Income (Non-GAAP)	$69.6	$91.4	$0.3	$5.4	$(18.2)	$(12.3)	$51.7	$84.5
Depreciation Expense	26.0	25.3	2.7	2.9	0.1	0.1	28.8	28.3
Adjusted EBITDA (Non-GAAP)	$95.6	$116.7	$3.0	$8.3	$(18.1)	$(12.2)	$80.5	$112.8
Operating Income Margin (as reported)	8.8%	13.4%	2.3%	5.7%			4.4%	8.1%
Adjusted Operating Income Margin (Non-GAAP)	11.2%	14.0%	0.5%	8.8%			7.6%	11.8%
Adjusted EBITDA Margin (Non-GAAP)	15.3%	17.8%	5.0%	13.5%			11.8%	15.8%

Net Income (as reported)							$(2.3)	$94.0
Operating Income Adjustments (Above)							21.9	26.7
Tax Impact of Operating Income Adjustments							(5.1)	(6.9)
Adjusted Net Income (Non-GAAP)							$14.5	$113.8

Basic weighted-average shares outstanding (millions)							131.6	130.7
Diluted weighted-average shares outstanding (millions)							131.6	130.7
Basic Earnings Per Share							$(0.02)	$0.72
Diluted Earnings Per Share							$(0.02)	$0.72
Adjusted Basic Earnings Per Share							$0.11	$0.87
Adjusted Diluted Earnings Per Share							$0.11	$0.87

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Fiscal Year Ended		Fiscal Year Ended		Fiscal Year Ended		Fiscal Year Ended
	September 27,	September 29,	September 27,	September 29,	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023	2024	2023	2024	2023
Revenue (as reported)	$2,555.9	$2,575.4	$249.9	$249.9			$2,805.8	$2,825.3
Effect of Currency Translation on Current Year Revenue	—	—	2.4	—			2.4	—
Adjusted Revenue (Organic)	$2,555.9	$2,575.4	$252.3	$249.9			$2,808.2	$2,825.3
Temporary Energy Fee	—	26.7	—	—			—	26.7
Adjusted Revenue excluding Temporary Energy Fee	$2,555.9	$2,548.7	$252.3	$249.9			$2,808.2	$2,798.6
Revenue Growth (as reported)	(0.8)%	5.2%	—%	4.1%			(0.7)%	5.1%
Adjusted Revenue Growth (Organic)	(0.8)%	5.2%	1.0%	10.1%			(0.6)%	5.7%
Adjusted Revenue Growth excluding Temporary Energy Fee	0.3%	4.2%	1.0%	10.1%			0.3%	4.7%

Operating Income (as reported)	$264.7	$303.8	$8.2	$13.7	$(114.9)	$(99.6)	$158.0	$217.9
Amortization Expense	25.6	25.7	0.3	0.4	—	—	25.9	26.1
Share-Based Compensation	—	—	—	—	16.3	14.5	16.3	14.5
Severance and Other Charges	4.1	5.1	0.3	(0.2)	—	—	4.4	4.9
Separation Related Charges	—	—	—	—	22.7	31.1	22.7	31.1
Management Fee	(4.6)	(7.5)	4.6	7.5	—	—	—	—
Gain, Losses, and Settlements	9.7	(8.5)	—	—	1.1	7.7	10.8	(0.8)
Total Operating Income Adjustments	$34.8	$14.8	$5.2	$7.7	$40.1	$53.3	$80.1	$75.8
Adjusted Operating Income (Non-GAAP)	$299.5	$318.6	$13.4	$21.4	$(74.8)	$(46.3)	$238.1	$293.7
Depreciation Expense	103.6	99.5	11.0	10.4	0.2	0.4	114.8	110.3
Adjusted EBITDA (Non-GAAP)	$403.1	$418.1	$24.4	$31.8	$(74.6)	$(45.9)	$352.9	$404.0
Operating Income Margin (as reported)	10.4%	11.8%	3.3%	5.5%			5.6%	7.7%
Adjusted Operating Income Margin (Non-GAAP)	11.7%	12.4%	5.4%	8.6%			8.5%	10.4%
Adjusted EBITDA Margin (Non-GAAP)	15.8%	16.2%	9.8%	12.7%			12.6%	14.3%

Net Income (as reported)							$21.0	$213.2
Operating Income Adjustments (Above)							80.1	75.8
Tax Impact of Operating Income Adjustments							(18.9)	(19.4)
Adjusted Net Income (Non-GAAP)							$82.2	$269.6

Basic weighted-average shares outstanding (millions)							131.5	130.7
Diluted weighted-average shares outstanding (millions)							131.8	130.7
Basic Earnings Per Share							$0.16	$1.63
Diluted Earnings Per Share							$0.16	$1.63
Adjusted Basic Earnings Per Share							$0.63	$2.06
Adjusted Diluted Earnings Per Share							$0.62	$2.06

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW, FREE CASH FLOW TO ADJUSTED EBITDA RATIO, NET DEBT, AND NET LEVERAGE
(In millions)

	Fiscal Year Ended
	September 27, 2024	September 29, 2023
Net cash provided by operating activities	$471.8	$257.0
Purchases of property and equipment and other	(78.9)	(77.9)
Disposals of property and equipment	5.3	11.2
Less: A/R Facility Adjustment(1)	(233.0)	—
Free Cash Flow (Non-GAAP)	$165.2	$190.3

Adjusted EBITDA (Non-GAAP)	$352.9	$404.0

Free Cash Flow to Adjusted EBITDA Ratio (Non-GAAP)	46.8%	47.1%
__________________
(1) The A/R Facility Adjustment represents the value of the proceeds from the initial trade receivables sold under the A/R Facility.

	As of
	September 27, 2024	September 29, 2023
Total principal debt outstanding	$1,162.5	$1,500.0
Finance lease obligations	146.7	132.9
Less: Cash and cash equivalents	(31.0)	(36.1)
Net Debt (Non-GAAP)	$1,278.2	$1,596.8
Net Leverage (Non-GAAP)	3.62	3.95

	Fiscal Year Ended
	September 27, 2024	September 29, 2023
Adjusted EBITDA (Non-GAAP)	$352.9	$404.0